Financial Institutions, Inc. Appoints Angela J. Panzarella to Board of Directors

WARSAW, N.Y. – January 27, 2025 – Financial Institutions, Inc. (NASDAQ: FISI) (the “Company”), the parent company of Five Star Bank (the “Bank”) and Courier Capital, LLC, today announced the appointment of Angela J. Panzarella as a new independent member of the Boards of Directors of both the Company and the Bank, on January 22, 2025.

Ms. Panzarella brings extensive business and nonprofit leadership experience, including as CEO of the YWCA of Rochester and Monroe County from 2018 to 2020 and through her 20-year tenure with Bausch + Lomb, as well as prior public company board experience. During her eight years of board service to publicly-traded Transcat, Inc., a Rochester-based calibration services and equipment provider, she served as Chair of the Compensation Committee and as a member of the Technology and Governance Committees. Ms. Panzarella’s appointment increases the size of the Company’s Board to twelve members, eleven of whom are independent and three of whom were appointed within the last four years. She will serve on the Audit and Management Development & Compensation Committees.

“We are incredibly pleased to welcome Angela Panzarella to the Boards of Directors of both Financial Institutions, Inc. and Five Star Bank,” said Susan R. Holliday, Chair of the Boards of Directors of the Company and the Bank. “Having spent the majority of her career in the highly regulated health care industry, we expect that her experience overseeing corporate strategy, financial and business operations, business development, and more, will prove to be a tremendous asset as our Company continues to execute on its long-term strategy.”

“Angela is not only a seasoned executive with a proven ability to develop and execute successful business strategies that drive strong financial outcomes, often on a global scale, but a respected leader in the Greater Rochester community, a key growth market for us,” said Martin K. Birmingham, President, CEO and Director of the Company and the Bank. “As we continue to grow and evolve as a company, we look forward to benefitting from her perspective and counsel.”

Prior to joining the YWCA, Ms. Panzarella served as President of ACM Medical Laboratory, Inc., a leader in clinical and global central laboratory services. From 1988 to 2008, she held a variety of executive and legal roles at Bausch + Lomb, most recently as President of the Canada and Latin American Division and Corporate Vice President of Global Vision Care. She began her career as an attorney with Harris Beach PLLC.

Active in the community, Ms. Panzarella previously served on the boards of directors for UR Medicine Home Care and the United Way of Greater Rochester. She earned her B.A. from St. John Fisher College and J.D. from the Albany Law School of Union University.

About Financial Institutions, Inc.

Financial Institutions, Inc. (NASDAQ: FISI) is a financial holding company with approximately $6.2 billion in assets offering banking and wealth management products and services. Its Five Star Bank subsidiary provides consumer and commercial banking and lending services to individuals, municipalities and businesses through banking locations spanning Western and Central New York and a commercial loan production office serving the Mid-Atlantic region. Courier Capital, LLC offers customized investment management, financial planning and consulting services to individuals and families, businesses, institutions, non-profits and retirement plans. Learn more at Five-StarBank.com and FISI-Investors.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "believe," "anticipate," "continue," "estimate," "expect," "focus," "forecast," "intend," "may," "plan," "preliminary," "should," "target" or "will." Statements herein are based on certain assumptions and analyses by the Company and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: additional information regarding the deposit fraudulent activity; changes in interest rates; inflation; changes in deposit flows and the cost and availability of funds; the Company’s ability to implement its strategic plan, including by expanding its commercial lending footprint and integrating its acquisitions; whether the Company experiences greater credit losses than expected; whether the Company experiences breaches of its, or third party, information systems; the attitudes and preferences of the Company's customers; legal and regulatory proceedings and related matters, including any action described in our reports filed with the SEC, could adversely affect us and the banking industry in general; the competitive environment; fluctuations in the fair value of securities in its investment portfolio; changes in the regulatory environment and the Company's compliance with regulatory requirements; and general economic and credit market conditions nationally and regionally; and the macroeconomic volatility related to the impact of a pandemic or global political unrest. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language and risk factors included in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

For additional information contact:

Kate Croft

Director of Investor and External Relations

(716) 817-5159

klcroft@five-starbank.com